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                          AMENDMENT TO
                     SPLIT DOLLAR AGREEMENT


          Battle Mountain Gold Company, a Nevada corporation, and

____________________, in his capacity as  Trustee  of  the

________________ Trust (the "Trustee") hereby amend the Split

Dollar Agreement entered into on January ___, 1995, effective

February 9, 1995, to add Article 16 to read in its entirety:

                           ARTICLE 16

           Notwithstanding the termination provisions set forth in Article 7, this Agreement shall not terminate as to the Company's obligations herein on account of Paragraphs 7(a), 7(d) and 7(g) in the event of a Change of Control, as defined below.

            For purposes of this Article 16, a "Change of Control" of the Company shall be deemed to have occurred when:

           (a) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

           (b) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

           (c) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) any party to such merger or consolidation, or
     (y) any affiliates to any such party;

           (d) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting securities; or


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           (e)  the Company transfers substantially all of its assets to another corporation that is not a wholly-owned corporation of the Company.

      SIGNED this ____ day of March, 1995, but effective as of February 9, 1995.

                                   BATTLE MOUNTAIN GOLD COMPANY



                                   By _________________________

ATTEST:



____________________________
Assistant Secretary



                                   ____________________________
                                   Trustee

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